AMENDMENT NINE
                                   to the
                                VAR AGREEMENT
                                   between
                    SYSTEMS AND COMPUTER TECHNOLOGY CORP.
                                     and
                             ORACLE CORPORATION

This document ("Amendment Nine") shall serve to amend the VAR Agreement and any amendments thereto between Systems & Computer Technology Corp. (the "VAR") and Oracle Corporation ("Oracle") dated September 1, 1991 (the "Agreement").

1. Upon the Effective Date below, the following Programs shall be added to the list of Programs set forth as Limited Use Programs in Section 1.6 of the Agreement: "

     Workgroup/2000 Programs
     Developer/2000
     Designer/2000
     Explorer/2000
     Secure Network Services
     (collectively, the "Tools Programs")"

     The term "Workgroup/2000 Programs" shall mean Programs which are designated as Oracle Workgroup/2000 software by Oracle.

2. Notwithstanding Section 3.2 of the Agreement, in consideration for the services set forth in Section 5.2 of the Agreement to be provided by Oracle for the Tools Programs, the VAR shall pay technical support fees to Oracle as follows: For such technical support from the Effective Date of this Amendment Nine through April 14, 1996, the VAR shall pay to Oracle a technical support fee in the amount of thirteen thousand one hundred and twenty-five dollars ($13,125), which shall be due and payable upon receipt of invoice. Thereafter, the VAR shall pay to Oracle an annual technical support fee in the amount of fifteen thousand dollars ($15,000), which shall be due and payable on April 15, 1996, and each anniversary thereof during the term of the Agreement.

3. For each Limited Use and Full Use Sublicense of the Tools Programs, except for Limited Use and Full Use Sublicenses of the Workgroup/2000 Programs, the VAR shall pay to Oracle a Sublicense fee at the applicable Sublicense fee rate set forth in the Agreement.

     Notwithstanding any other provision of the Agreement, for each Limited Use Workgroup/2000 Program Sublicensed by the VAR, the VAR agrees to pay Oracle a Sublicense fee equal to forty percent (40%) of the applicable license fee for each such Program, as specified in the applicable Price List (as defined in the Agreement) and Business Alliance Program Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

     Notwithstanding any other provision of the Agreement, for each Full Use Workgroup/2000 Program Sublicensed by the VAR, the VAR agrees to pay Oracle a Sublicense fee equal to seventy percent (70%) of the applicable licensee fee for each such Program, as specified in the applicable Price List (as defined in the Agreement) and Business Alliance Program Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee.

Other than the modifications set forth above, the terms and conditions of the Addendum remain unchanged, and in full force and effect.



The Effective Date of this Amendment Nine is June 12, 1995.

SYSTEMS AND COMPUTER
TECHNOLOGY CORPORATION             ORACLE CORPORATION

By:     /s/ Frank C. Tait          By:     /s/ Jennifer Eyler
        -------------------------          --------------------------

Name:   Frank C. Tait              Name:   Jennifer Eyler
        -------------------------          --------------------------

                                           Manager - Western Region
Title:  Vice President, Marketing  Title:  Channels SalesSupport
        -------------------------          --------------------------